SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2003

PORTAL SOFTWARE, INC.

(Exact name of registrant as specified in charter)

Delaware (State of incorporation or organization)	000-25829 (Commission File Number)	77-0369737 (IRS Employer Identification No.)

10200 South De Anza Boulevard, Cupertino, CA (Address of principal executive offices)	95014 (Zip Code)

Registrant’s telephone number, including area code (408) 572-2000

None

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On September 11, 2003, Registrant entered into a Placement Agency Agreement with Raymond James & Associates, Inc. and Kaufman Bros., L.P. in connection with a registered direct offering of 22,641,509 shares of its common stock at an offering price of $2.65 per share. The common stock will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, the Securities Act, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (333-85070), as amended, which became effective on September 13, 2002, and registration statement on Form S-3 (333-108731 pursuant to Rule 462(b) of the Securities Act, filed September 11, 2003.

The Placement Agency Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the shelf registration statement.

On September 12, 2003, Registrant issued a press release announcing the execution of the Placement Agency Agreement and a registered direct offering of its shares of common stock. The press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein and incorporated by reference into the shelf registration statement.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to Registrant’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at Registrant’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Registrant with the Securities and Exchange Commission.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit 1.1	Placement Agency Agreement, dated as of September 11, 2003, by and among Portal Software, Inc., Raymond James & Associates, Inc. and Kaufman Bros., L.P.

Exhibit 99.1	Press Release dated September 12, 2003

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: September 11, 2003	By:	/s/ MITCHELL L. GAYNOR
		Name:	Mitchell L. Gaynor
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

1.1	Placement Agency Agreement, dated as of September 11, 2003, by and among Portal Software, Inc., Raymond James & Associates, Inc. and Kaufman Bros., L.P.

99.1	Press Release dated September 12, 2003.